QuickLinks

Exhibit 4.3

Form of Subscription Agreement From 11/11/99 Rule 506 Offering and Terms of Offering Pages From Private Placement Memorandum, Dated November 11, 1999, Describing Rights of Subscribers

VIEW SYSTEMS, INC.
(A Florida Corporation)

[LOGO]

1,000,000 Shares

at a Price of 50% of Average NASD Electronic
Bulletin Board Quoted Ask Price Over Representative
Time Period Plus Other Factors. See "Determination of Offering Price"
Subscription Documents

INSTRUCTION FOR COMPLETION:

    In connection with your subscription for View Systems, Inc. (the "Company"), enclosed herewith are the following documents which must be properly and fully completed and signed:

    1. INVESTMENT AGREEMENT. Fully completed and signed. Please make your check payable to the Company. (Note to partnerships who wish to subscribe: each general partner of the partnership must fully complete and sign the Investment Agreement).

NOTES TO SUBSCRIBERS:

    (a) Please indicate on the Subscription Agreement and the Confidential Purchaser Questionnaire how the Shares are to be held (e.g.joint tenants with rights of survivorship, tenants by the entireties, etc.)

    (b) Please return Subscription Documents and checks to the Company c/o Andrew L. Jiranek, 9693 Gerwig Lane, Suite O, Columbia, Md. 21046. ALL CHECKS SHOULD BE MADE PAYABLE TO VIEW SYSTEMS, INC.

    (d) Additional copies of the required forms are available from the Company at 9693 Gerwig Lane, Suite O, Columbia, MD 21046 or by calling the Company at (410) 309-9984.

    (d) You have should have received the Confidential Private Placement Memorandum, dated November 11, 1999, from the Company and we are required to give this to you before accepting your subscription. Please do not submit your subscription if you have not received this document. By submitting your subscription, you are acknowledging that you have received the Confidential Private Placement Memorandum prepared for this offering.

INVESTMENT SUBSCRIPTION AGREEMENT

To:    View Systems, Inc.
      C/o Andrew L. Jiranek
      9693 Gerwig Lane, Suite O
      Columbia, Maryland 21046

Gentlemen:

    You have informed me that the Company is offering shares of the Company's common stock at a price established by Company Management based upon, primarily, the price that is 50% of Average NASD Electronic Bulletin Board Quoted Ask Price Over Representativpe Time Period Plus Other Factors and that this price may vary during the course of this offering.

    1. Subscription. Subject to the terms and conditions of this Subscription Agreement (the "Agreement"), the undersigned hereby tenders this subscription, together with the payment (in cash or by bank check in lawful funds of the United States) of an amount equal to the price per Share established by Management at the time of the investment, and the other subscription documents, all in the forms submitted to the undersigned. PLEASE BE SURE TO MAKE THE CHECK PAYABLE TO VIEW SYSTEMS, INC..

    2. Acceptance of Subscription: Adoption and Appointment. It is understood and agreed that this Agreement is made subject to the following terms and conditions:

    (a) The Company shall have the right to accept or reject subscriptions in any order it shall determine, in whole or in part, for any reason (or for no reason).

    (b) Investments are not binding on the Company until accepted by the Company. The Company will refuse any subscription by giving written notice to the purchaser by personal delivery or first-class mail. In its sole discretion, the Company may establish a limit on the purchase of Shares by a particular purchaser.

    (c) The undersigned hereby intends that his signature hereon shall constitute an irrevocable subscription to the Company of this Agreement, subject to any requirements for recission rights under State law. To rescind a subscription, a subscriber need only send a letter or telegram to the Company at the address set forth in this Agreement, indicating his or her intention to withdraw. Such letter or telegram should be sent and postmarked prior to any time for rescission required by state law. It is prudent to send such letter by certified mail, return receipt requested, to ensure that is received and also to evidence the time when it was mailed. If the request is made orally (in person or by telephone) to the Company a written confirmation that the request has been received should be requested.

    Upon satisfaction of the all the conditions referred to herein, copies of this Agreement, duly executed by the Company, will be delivered to the undersigned.

    3. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company as follows:

    (a) The undersigned (I) has adequate means of providing for his current needs and possible personal contingencies, and he has no need for liquidity of his investment in the Company; (ii) is an Accredited Investor, as defined below, or has the net worth sufficient to bear the risk of losing his entire investment; or (iii) has, such knowledge and experience in financial matters that the undersigned is capable of evaluating the relative risks and merits of this investment. "Accredited Investors" include: (I) accredited investors as defined in Regulation D under the Securities Act of 1933, as amended ("Reg. D") i.e., (a) $1,000,000 in net worth (including spouse) or (b) $200,000 in annual income for the last two years and projected for the current year; and (ii) the Company or affiliates of the Company. "Non-Accredited Investors" are all subscribers who are not "Accredited Investors." All "Non-Accredited" investors must have either a preexisting personal or business relationship with the Company or any of its affiliates, or by reason of their business or financial experience (or the business or financial experience of their unaffiliated professional advisors) would reasonably be assumed to have the capacity to protect their own interests in connection with this investment.

    (b) The undersigned is purchasing for his/her own account not with a view to or for resale in connection with any distribution of the Shares.

    (c) The undersigned has received and read or reviewed and represents he is familiar with this Agreement and the Memorandum accompanying these documents. The undersigned confirms that all documents, records and books pertaining to the investment in the Company and requested by the undersigned have been made available or have been delivered to the undersigned.

    (d) The undersigned has had an opportunity to ask questions of and receive answers from the Company or a person or persons acting on its behalf, concerning the terms and conditions of this investment and the financial condition, operations and prospects of the Company.

    (e) The undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and are instead being offered and sold in reliance on exemptions from registration.

    (f) The Shares for which the undersigned hereby subscribed are being acquired solely for his own account, and are not being purchased with a view to or for the resale, distribution, subdivision, or fractionalization hereof. He has no present plans to enter into any such contract, undertaking, agreement or arrangement. In order to induce the Company to sell and issue the Shares subscribed for hereby to the undersigned, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Shares by anyone but the undersigned.

    (g) The undersigned acknowledges and is aware that no federal or state agency has made any finding or determination as to the fairness of the offering of Shares for investment or any recommendation or endorsement of the Shares.

    (h) That the Company shall incur certain costs and expenses and undertake other actions in reliance upon the irrevocability of the subscription (following the three day rescission period described in Paragraph 2(c) of this Agreement) for the Shares made hereunder.

    The foregoing representations and warranties are true and accurate as of the date of delivery of the Funds to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to the delivery of the Funds pursuant to Paragraph 1 hereof, the undersigned shall give written notice of such fact to the Company.

  (k)
  Undersigned is an (Please check the appropriate box):

      Accredited Investor: [  ]

      Non-Accredited Investor: [  ]

    4. Indemnification. The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Paragraph 3 hereof, and he hereby indemnifies and holds harmless the Company, agents, employees and affiliates, from and against any and all losses, claims, damages or liabilities due to or arising out of a breach of any representations(s) or warranty(s) of the undersigned contained in this Agreement.

    5. No Waiver. Notwithstanding any of the representations, warranties, acknowledgment or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to him under federal or sate securities laws.

    6. Transferability. The undersigned agrees not to transfer or assign this Agreement, or any of his interest herein. Further, an investor in the Shares pursuant to this Agreement and applicable law, will not be permitted to transfer or dispose of the Shares unless they are registered or unless such transaction is exempt from registration under the Securities Act or other securities laws and in the case of the purportedly exempt sale, such investor provided (at his own expense) an opinion of counsel reasonably satisfactory to the Company that such exemption is, in fact available.

    7. Revocation. The undersigned acknowledges and agrees that his subscription for the Shares made by the execution and delivery of this Agreement by the undersigned is irrevocable and subject to the three day right of rescission in Florida described in Section 2(c) herein, and that such subscription shall survive the death or disability of the undersigned, except as provided pursuant to the blue sky laws of the states in which the Shares may be offered, or any other applicable state statutes or regulations.

    8. Registration Rights. This subscription is conditioned on the Company, at its sole expense, agreeing to register the Shares subscribed for in the next primary registration on behalf of the Company or secondary registration on behalf of holders of the Company's securities that the Company makes pursuant to the Securities Act of 1933, as amended; provided that in the event that such registration includes a primary registration on behalf of the Company, the Company shall not be required to include the shares acquired hereby in such registration to the extent the Company determines in good faith that such inclusion would materially adversely affect the offering being made by such registration. This subscription is further conditioned on the Company agreeing to (i) use its best efforts to register or qualify the shares acquired herein for offer or sale under state securities or blue sky laws of such jurisdictions as the Undersigned shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable the Undersigned to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction; and (ii) furnish to Undersigned any prospectus included in any such registration statement, and all amendements and supplements to such documents, in each case as soon as available and in such quantities as Undersigned may from time to time reasonably request.

    9. Miscellaneous.

    (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at his address set forth below and to

    (b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and shall be govern by the laws of the State of Florida.

    (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof any may be amended only by writing executed by all parties.

    (d) This Agreement shall be binding upon the heirs, estates, legal representatives, successors and assigns of all parties hereto.

    (e) All terms used herein shall be deemed to include the masculine and the feminine and the singular and the plural as the context requires.

VIEW SYSTEMS, INC.
SUBSCRIPTION AGREEMENT SIGNATURE

Number of Shares Subscribed for:

Amount tendered at $1.75 per Share:

(Signature of Subscriber)	(Signature of Spouse, or joint tenant, if any)

(Printed Name of Subscriber)	(Printed Name of Spouse, or other joint tenant, if any)

(Address)	(Address)

(Social Security Number)	(Social Security Number)

Telephone Number

    APPROVED AND ACCEPTED in accordance with the terms of this Agreement on this  day of            , 1999.

VIEW SYSTEMS, INC.
By:	Gunther Than, President
NAME OF OFFEREE
MEMORANDUM NO.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

View Systems, Inc.

[LOGO]

Common Stock: 1,000,000 Shares

Offering Price: 50% of Average NASD Electronic
Bulletin Board Quoted Ask Price Over Representative Time Period
Plus Other Factors. See "Determination of Offering Price"

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS A MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Issuer:
View Systems, Inc.
Executive Office
925 West Kenyon Avenue, Suite 15
Englewood, Colorado 80110
Phone (303) 783-9153
Contact: Gunther Than

The Date of this Confidential Private Placement Memorandum is November 11, 1999

TERMS OF OFFERING

    These securities are being offered and sold on reliance on the exemption from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933 and pursuant to similar exemptions under various State Securities Acts. The Company recently commenced operations in the security and surveillance industry and has a short history of operations in this industry.

    The Securities being offered hereby have not been registered under the Securities Act of 1933, as amended, (the "Act"), in reliance upon an exemption from such registration, which depends on the full compliance with certain terms and conditions. Under the terms of this Offering, the purchasers of stock hereunder will be granted "piggyback" registration rights, so that the Company will register the shares sold hereunder at its own expense as part of its next public registration of securities. There is no guaranty, however, that the Company will be able to register shares in the future and conduct a public offering.

    This Memorandum does not constitute an offer to sell any of the stock offered herein to any person in any state or country in which is unlawful to make such an offer or solicitation. Neither the delivery of this Memorandum nor any sale made hereunder shall under any circumstances create an implication that there have been no changes in the affairs of the corporation since the date hereof. This Memorandum supersedes and replaces any and all information delivered or made available or on behalf of the corporation to the recipients of this Memorandum prior to the date hereof.

    All other documents relating to this Offering are available to a prospective investor and/or his advisors by the corporation upon request.

    The distribution of this Private Placement Memorandum and offering of the stock in certain jurisdictions may be restricted by law. Persons obtaining possession of this Memorandum are required by the Company and the selling agent to inform themselves about and to observe such restrictions.

QuickLinks

Exhibit 4.3